Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Cook & Bynum Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Cook & Bynum Funds Trust for the year ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Cook & Bynum Funds Trust for the stated period.

/s/ Richard P. Cook Richard P. Cook President (Principal Executive Officer), Cook & Bynum Funds Trust	/s/ Christopher M. Remington Christopher M. Remington Treasurer (Principal Financial Officer), Cook & Bynum Funds Trust
Dated: 11/21/16	Dated: 11/21/16

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Cook & Bynum Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.